Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bruce D. Hansen, David A. Chaput and R. Scott Roswell, and each of them, each with full power to act without the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of General Moly, Inc., and any and all amendments (including post-effective amendments) and additions to such Registration Statement, and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rules 413 and 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ BRUCE D. HANSEN	Chief Executive Officer	February 27, 2015
Bruce D. Hansen	and Director
(Principal Executive Officer)

/S/ DAVID A. CHAPUT	Chief Financial Officer	February 27, 2015
David A. Chaput	(Principal Financial Officer)

	Controller and Treasurer	, 2015
Lee M. Shumway	(Principal Accounting Officer)

Chairman of the Board
Patrick M. James **

/S/ RICARDO M. CAMPOY	Lead Director and Interim	February 27, 2015
Ricardo M. Campoy	Chairman of the Board

/S/ NELSON F. CHEN	Director	February 27, 2015
Nelson F. Chen

Signature	Title	Date

/S/ MARK A. LETTES	Director	February 27, 2015
Mark A. Lettes

/S/ GARY A. LOVING	Director	February 27, 2015
Gary A. Loving

/S/ GREGORY P. RAIH	Director	February 27, 2015
Gregory P. Raih

**  On leave of absence as previously disclosed.